Exhibit 10.38

AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is made the 16th day of October 1994

BY AND BETWEEN

UNILEVER PLC, of Unilever House, Blackfriars, London, EC4P 4BQ, England, and

UNILEVER NV, of Weena 455, 3013 AL, Rotterdam, The Netherlands, previously at Burgermeester s’Jacobplain 1, Rotterdam, (hereinafter collectively called “Unilever”) of the one part,

AND

BEHRINGWERKE AG, of Postfach 11 40, D-3550 Marburg 1, Germany, (hereinafter called “Behringwerke”) of the other part.

WHEREAS the parties hereto executed a cross-licence agreement of 14 March 1988 (the “Prior Agreement”) relating to immunoassay technology, and the parties desire to amend the Prior Agreement as hereinafter set forth;

WHEREBY IT IS AGREED as follows:

1.                                       Clause 4(I) of the Prior Agreement is amended to read as follows:

“Subject to clause 4(2) and 4(3) each licence granted in accordance with this Agreement is personal to the Licensee thereof and such Licensee may not assign any licence or any benefit granted hereunder nor grant any sublicence in respect thereof without the written consent of the other party hereto, except as permitted according to clause 4(4) hereof”.

2.                                       Add new clause 4(4) to the Prior Agreement as follows:

“If either Licensee hereto transfers to any third party all or a material and discrete portion of its business relating to the respective Licensed Patents, that party may transfer to such third party the licence rights granted under this Agreement which relate solely to the business or part thereof which is so transferred, provided that such third party previously accepts in writing to the corresponding licensor party hereunder all relevant rights and obligations in relation to the transferred business under this Agreement.  Any licence rights which are transferred by virtue of this clause shall be exercisable by the third party only in connection with the business or part hereof which is so transferred from the Licensee, and shall not extend to any existing or to any future activities of such third party except to the strict extend that they are derived directly from the business so transferred”.

3.                                       The foregoing amendments are effective as of the date first above mentioned, and subject to such amendments, the Prior Agreement remains in full force and effect.

AS WITNESS the hands of the signatories duly authorized to execute this Supplemental Agreement on behalf of the parties hereto:

For and on behalf of UNILEVER PLC:

/s/ R.V. Tate
R.V. Tate
(authorised signatory)

For and on behalf of UNILEVER NW:

/s/ [illegible]

/s/ J.P. van Gent
J.P. van Gent
(authorized signatory)

For and on behalf of BEHRINGWERKE AG:

/s/ Veith	/s/ Dr. Bug
Veith	Dr. Bug

1 September 1994